Exhibit 99.1

November 12, 2010

Swift Energy Company
16825 Northchase Dr., Suite 400
Houston, Texas 77060
Ladies and Gentlemen:
     We have acted as securities counsel to Swift Energy Company, a Texas corporation (“Swift”), in connection with Registration Statement No. 333-159341 on Form S-3, as amended (the “Registration Statement”), filed by Swift with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and declared effective by the Commission on June 26, 2009, for securities to be offered pursuant to Rule 415. The Registration Statement included, as Exhibit 5, our opinion dated June 17, 2009. As an update of that prior opinion, and in connection with the offer and sale under the Registration Statement in an underwritten public offering, of 3,750,000 shares of Swift common stock, par value $.01 per share, and at the option of the underwriters up to an additional 562,500 shares of Swift common stock, par value $.01 per share (collectively, the “Shares”), to cover over-allotments, all as documented in a prospectus supplement (the “Prospectus Supplement”) filed with the Commission under Rule 424 under the Securities Act of 1933, as amended, on November 12, 2010, we are providing this opinion to be filed with the Commission.
     You have requested an opinion with respect to certain legal aspects of the issuance of the Shares. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (i) the Registration Statement and the form of prospectus included therein, and the Prospectus Supplement (ii) copies of resolutions of Swift’s board of directors authorizing the issuance of the Shares and the filing of the Registration Statement, (iii) the Certificate of Formation and the Second Amended and Restated Bylaws of Swift, and (iv) such other records, documents, opinions, and instruments as in our judgment are necessary or appropriate to enable us to render this opinion. We have made such legal and factual determinations as we have deemed relevant. In addition, we have reviewed such questions of law as we have considered appropriate.

Swift Energy Company
November 12, 2010

     In all such examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In addition, we have assumed, and without independent investigation have relied upon, the factual accuracy of the representations, warranties and other information contained in the items we examined.
     Based upon the foregoing, we are of the opinion that the Shares are duly authorized, and when issued and sold to the underwriters in accordance with the underwriting agreement between Swift and the underwriters covering the Shares for the consideration provided to be paid for Shares, will be validly issued, fully paid and nonassessable.
     The opinion expressed herein is limited to the Texas Business Organizations Code and the applicable provisions of the Texas Constitution, the federal laws of the United States of America, and applicable reported judicial decisions, rules and regulations interpreting and implementing those laws, and we express no opinion the effect of the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as Exhibit 99 to a Form 8-K prepared by Swift for the purpose of filing this opinion with the Commission.
     The opinion expressed herein is given as of the date hereof and we undertake no obligation to supplement this opinion if any applicable law changes after such date or if we become aware of any facts that might change the opinion expressed herein after such date or for any other reason.
Sincerely,

/s/ Baker & Hostetler LLP

Baker & Hostetler LLP